 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	The Registration Statement (Form S-8 No. 333-84281) pertaining to the 1-800-FLOWERS.COM, Inc. 1999 Stock Incentive Plan and the 1997 Stock Option Plan,
•	the Registration Statement (Form S-8 No. 333-54590) pertaining to the 1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan,
•	the Registration Statement (Form S-8 No. 333-119999) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, and
•	the Registration Statement (Form S-8 No. 333-164727) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009;

of our reports dated September 16, 2011, with respect to the consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of 1-800-FLOWERS.COM, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended July 3, 2011.

/s/ Ernst & Young LLP

Jericho, New York
September 16, 2011